EXHIBIT 10.2

[MINDSPEED LETTERHEAD]

(Date)

(Name)

(Address)

Re:                               Mindspeed Director Restricted Stock Units Award (Grant Date)

Dear (Name):

Effective (Grant Date), the Board of Directors of Mindspeed Technologies, Inc. (the “Company”) awarded you the following Restricted Stock Units at a grant value of (Grant Price) per unit upon the terms set forth below:

Type of Grant:                                                                   Restricted Stock Units

Number of Restricted

Stock Units:

This Restricted Stock Units award (this “Award”) has been granted pursuant to, and is controlled by: (i) the Mindspeed Technologies, Inc. Directors Stock Plan (the “Plan”); (ii) the Mindspeed Technologies, Inc. Directors Stock Plan Award Agreement Restricted Stock Unit Terms and Conditions (the “Plan Terms”); and (iii) this grant letter (this “Grant Letter”). This Award shall vest as set forth in the Plan Terms. The Plan and the Plan Terms are incorporated into this Grant Letter as if fully set forth herein.

A copy of the Company’s Annual Report on Form 10-K is available for viewing and printing on our website at www.mindspeed.com.

If you have any questions regarding this Award, please contact me at (949) 579-         or via email at                                @mindspeed.com or Stock Administration at (949) 579-4525 or via email at stock.admin@mindspeed.com.

MINDSPEED TECHNOLOGIES, INC.

[INSERT NAME]